Exhibit 10.1

FIRST AMENDMENT TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This FIRST AMENDMENT to Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into as of August 4, 2011, by and between Silicon Valley Bank (“Bank”) and FUSION-IO, INC. (“Borrower”).

RECITALS

A. Bank and Borrower entered into that certain Loan and Security Agreement dated as of September 13, 2010 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B. Borrower has requested that Bank make certain revisions to the Loan Agreement as more fully set forth herein. Bank is willing to do so, on the terms and conditions set forth in this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Section 7.3(d) (Mergers or Acquisitions). Section 7.3(d) is amended to read as follows:

(d) Borrower or any Subsidiary may acquire, all or substantially all of the capital stock or property of another Person (whether by merger, consolidation or acquisition of all or substantially all of the assets of such Person), provided that (a) the cash consideration paid to consummate such transaction is equal to or less than 50% of Borrower’s consolidated cash and Cash Equivalents as reported in the Borrower’s most recently filed periodic report on Form 10K or 10Q with the Securities and Exchange Commission prior to the consummation of such transaction, AND (b) either (i) the cash consideration paid in such transaction is no greater than $35,000,000, or (ii) the ratio of Borrower’s consolidated Funded Debt to consolidated EBITDA for the previous four fiscal quarter period ending as of the last day of the last full fiscal quarter preceding the closing of such transaction is not greater than 1.5:1.0.

2.2 Consent to Acquisition. Notwithstanding the restrictions set forth in Section 7.3, Bank consents to Borrower’s acquisition of IO Turbine, Inc. on substantially the terms set forth in the Agreement and Plan of Reorganization, by and among, Borrower, Thunderbird Acquisition Corp., Thunderbird Merger Sub LLC, IO Turbine, Inc., M. Helen Bradley as stockholder representative, and, solely with respect to Section 2.7(e) and Article VIII of the Agreement and Plan of Reorganization, U.S. Bank National Association as Escrow Agent, dated as of August 4, 2011, presented to Bank as of the date of this Amendment.

3. Limitation of Amendment.

3.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Intentionally omitted;

4.3 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, have been duly authorized by all necessary action on the part of Borrower;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower, nor require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

4.5 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6. Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, and (b) Borrower’s payment of an amount equal to all Bank Expenses in connection herewith. The Loan Agreement has remained in full force and effect since the original date thereof, including the Lien granted thereunder, notwithstanding the occurrence of the Revolving Maturity Date prior to the date hereof.

7. Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of California.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

SILICON VALLEY BANK		FUSION-IO, INC.

By:	/s/ Gary Jackson	By:	/s/ David Sampson
Name:	Gary Jackson	Name:	David Sampson
Title:	Relationship Manager	Title:	VP Finance